UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2024

Warner Music Group Corp. (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32502 (Commission File Number)	13-4271875 (I.R.S. Employer Identification No.)
1633 Broadway, New York, NY (Address of principal executive offices)	10019 (Zip Code)
Registrant’s telephone number, including area code: (212) 275-2000
____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	WMG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 7, 2024, Warner Music Group Corp. issued an earnings release announcing its results for the quarter ended December 31, 2023, which is furnished as Exhibit 99.1 hereto.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.
ITEM 2.05. COST ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On February 7, 2024, the Company also announced a strategic restructuring plan (the “Plan”) designed to free up more funds to invest in music and accelerate the Company’s growth for the next decade. The Company expects the Plan to generate pre-tax cost savings of approximately $200 million on an annualized run-rate basis by the end of fiscal year 2025 and anticipates allocating a majority of the cost savings to increase investment in the Company’s core Recorded Music and Music Publishing businesses, new skill sets and tech capabilities.
The cost savings under the Plan will be achieved through a combination of the disposal or winding down of certain of the Company’s non-core owned and operated media properties including the Company’s in-house ad sales function (the “O&O Media Properties”), continuing to manage overhead, sharpening focus, expanding shared services, and implementing previously disclosed expected operational efficiencies made possible by the Company’s financial transformation initiative.
The Plan anticipates a reduction in headcount of approximately 600 or 10%, a majority of which will be related to the O&O Media Properties, Corporate and various support functions. The Plan is expected to result in approximately $140 million of total non-recurring pre-tax charges or approximately $105 million of total after-tax charges. The pre-tax charges include approximately $85 million in severance payments and other related termination costs and approximately $55 million in non-cash impairment charges primarily in connection with the disposal or winding down of the O&O Media Properties. The approximately $85 million of severance payments and other termination costs are expected to be paid by the end of fiscal year 2026.
The majority of the charges associated with the Plan will be incurred by the end of fiscal year 2024 and the actions related to those charges will commence immediately. The Company expects those actions will result in a fiscal year 2024 impact of approximately $120 million of total non-recurring pre-tax charges or approximately $90 million of total after-tax charges. The pre-tax charges include approximately $65 million in severance payments and other related termination costs and approximately $55 million in non-cash impairment charges primarily in connection with the disposal or winding down of the O&O Media Properties. The approximately $65 million of severance payments and other termination costs are expected to be paid by the end of fiscal year 2025, with approximately $35 million of those payments and costs expected to be paid by the end of fiscal year 2024. For the remainder of fiscal year 2024, the Company expects the Plan to result in foregone Recorded Music artist services and expanded-rights revenue of approximately $45 million with negligible impact to Adjusted OIBDA.
This Item 2.05 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to expected costs and expected cost savings. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events, including the expected completion timing of the Plan, could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s restructuring costs may be greater than anticipated and the headcount reductions may have an adverse impact on the Company’s business. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from the Company’s expectations. Please refer to the Company’s Form 10-K, Form 10-Qs and other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in the Company’s forward-looking statements.
ITEM 7.01. REGULATION FD DISCLOSURE.
In connection with this announcement, the employee communication furnished herewith as Exhibit 99.2 was sent by Robert Kyncl, the Company’s Chief Executive Officer.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
99.1	Earnings release issued by Warner Music Group Corp. on February 7, 2024.
99.2	Employee Note from CEO Robert Kyncl.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

Date: February 7, 2024	By:	/s/ Bryan Castellani
Bryan Castellani
Executive Vice President and Chief Financial Officer